                                                                     EXHIBIT 3.3















                                     BYLAWS


                                       OF


                              BRILLIAN CORPORATION






















                            ADOPTED AS OF MAY 7, 2003

                                TABLE OF CONTENTS

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Article I Offices.................................................................................................1

     Section 1.1      Principal Office............................................................................1
     Section 1.2      Other Offices...............................................................................1

Article II Meetings of Stockholders...............................................................................1

     Section 2.1      Place of Meetings...........................................................................1
     Section 2.2      Annual Meetings.............................................................................1
     Section 2.3      Notice of Stockholder Business and Nominations..............................................1
     Section 2.4      Special Meetings............................................................................4
     Section 2.5      Notice and Purpose of Meetings; Waiver......................................................5
     Section 2.6      Voting List, Right to Examine...............................................................5
     Section 2.7      Adjournments................................................................................5
     Section 2.8      Quorum......................................................................................5
     Section 2.9      Organization................................................................................6
     Section 2.10     Voting......................................................................................6
     Section 2.11     Inspectors of Election......................................................................7
     Section 2.12     Consent of Stockholders in Lieu of Meeting..................................................7

Article III Board of Directors....................................................................................7

     Section 3.1      Powers......................................................................................7
     Section 3.2      Number, Term of Office, and Vacancies.......................................................8
     Section 3.3      Regular and Special Meetings................................................................8
     Section 3.4      Quorum; Interested Directors................................................................8
     Section 3.5      Committees..................................................................................9
     Section 3.6      Action of Directors in Lieu of Meeting.....................................................10
     Section 3.7      Attendance Via Telecommunications..........................................................10
     Section 3.8      Compensation...............................................................................10

Article IV Notice................................................................................................10

     Section 4.1      Notice, What Constitutes...................................................................10
     Section 4.2      Waiver of Notice...........................................................................10

Article V Officers...............................................................................................11

     Section 5.1      Number, Qualifications, and Resignation....................................................11
     Section 5.2      Term of Office.............................................................................11
     Section 5.3      Subordinate Officers, Committees, and Agents...............................................11
     Section 5.4      The President..............................................................................11
     Section 5.5      Vice Presidents............................................................................11
     Section 5.6      The Secretary..............................................................................12
     Section 5.7      The Assistant Secretaries..................................................................12
     Section 5.8      The Treasurer..............................................................................12

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                                       i




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                                TABLE OF CONTENTS
                                  (CONTINUED)

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     Section 5.9      The Assistant Treasurers...................................................................12
     Section 5.10     The Chief Executive Officer................................................................12
     Section 5.11     The Chairman of the Board..................................................................12

Article VI Certificates of Stock.................................................................................13

     Section 6.1      Issuance...................................................................................13
     Section 6.2      Transfers..................................................................................13
     Section 6.3      Share Certificates.........................................................................13
     Section 6.4      Record Holder of Shares....................................................................13
     Section 6.5      Lost, Destroyed, Mutilated, or Stolen Certificates.........................................13
     Section 6.6      Transfer Agent and Registrar...............................................................14
     Section 6.7      Record Date................................................................................14

Article VII Right to Indemnification.............................................................................14

     Section 7.1      Right to Indemnification...................................................................14
     Section 7.2      Prepayment of Expenses.....................................................................14
     Section 7.3      Claims.....................................................................................15
     Section 7.4      Nonexclusivity of Rights...................................................................15
     Section 7.5      Other Indemnification......................................................................15
     Section 7.6      Amendment or Repeal........................................................................15

Article VIII Amendments..........................................................................................15


Article IX Miscellaneous.........................................................................................15

     Section 9.1      Reserves...................................................................................15
     Section 9.2      Authorized Signer..........................................................................16
     Section 9.3      Fiscal Year................................................................................16
     Section 9.4      Corporate Seal.............................................................................16
     Section 9.5      Severability...............................................................................16

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                                       ii

                                     BYLAWS
                                       OF
                              BRILLIAN CORPORATION

                                   ARTICLE I
                                     OFFICES

      Section 1.1 PRINCIPAL OFFICE. The registered office of Brillian Corporation (the "Corporation") shall be 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent is The Corporation Trust Company.

      Section 1.2 OTHER OFFICES. The Corporation may have offices also at the other places within and without the state of Delaware as the board of directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      Section 2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at the place, within or without the state of Delaware, as shall be designated from time to time by the board of directors.

      Section 2.2 ANNUAL MEETINGS. Annual meetings of stockholders shall, unless otherwise provided by the board of directors, be held on the second Thursday in May of each calendar year, if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m., at which time they shall elect a board of directors and transact the other business as may properly be brought before the meeting.

      Section 2.3  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

              (A)  ANNUAL MEETINGS OF STOCKHOLDERS.

                   (1) Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or (c) by any stockholder of the Corporation that was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.3 is delivered to the secretary of the Corporation, that is entitled to vote at the meeting, and that complies with the notice procedures set forth in this Section 2.3.

                   (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.3, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner,
(iii) a representation that the stockholder is a holder of record, or evidence that the owner is a beneficial owner, of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder's intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.3 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.


              (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation that is a stockholder of record at the time the notice provided for in this Section 2.3 is delivered to the secretary of the Corporation, that is entitled to vote at the meeting and upon such election and that complies with the notice procedures set forth in this Section 2.3. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 2.3 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

              (C)    GENERAL.

                     (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.3. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.3 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 2.3) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                     (2) For purposes of this Section 2.3, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

                     (3) Notwithstanding the foregoing provisions of this
Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

      Section 2.4    SPECIAL MEETINGS.

              (a) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by (a) the chairman of the board of directors, (b) the Chief Executive Officer of the Corporation, or
(c) the board of directors pursuant to a resolution approved by a majority of the entire board of directors, and may not be called by any other person or persons.

              (b) The secretary of the Corporation shall give or shall cause to be given notice of special meetings of stockholders in accordance with
Section 2.5 hereof.

              (c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

              (d) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a special meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      Section 2.5    NOTICE AND PURPOSE OF MEETINGS; WAIVER.

              (a) Written notice stating the place, date, and time of meetings of stockholders and, in case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at the meeting at the stockholder's address of record, at least ten (10) but not more than sixty (60) days prior to the date of the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the U.S. mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation.

              (b) No action taken at any meeting of stockholders shall be void because the action was not specified as a purpose of the meeting in the applicable notice of the meeting provided the meeting is not a special meeting and if, in the notice of the meeting, it is stated that the purpose of the meeting shall also be to consider all other matters that could properly be brought before the meeting.

      Section 2.6 VOTING LIST, RIGHT TO EXAMINE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list of stockholders, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      Section 2.7 ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 2.8 QUORUM. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holder of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If, however, the quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in the manner provided in Section 2.7 hereof without notice other than the announcement at the meeting that the adjournment is not for more than 30 days and a new record date is not fixed for the adjourned meeting, until a quorum be present or represented. If a quorum shall be present or represented at the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, but not limited to, its own stock held by it in a fiduciary capacity.

      Section 2.9    ORGANIZATION.

              (a) The chairman of the board, or in his or her absence the president, or in their absence any corporate vice president, shall call to order meetings of stockholders and shall act as chairman of such meetings. The board of directors or, if the board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the board, the president, and all corporate vice presidents.

              (b) The secretary of the Corporation shall act as secretary of all meetings of stockholders, but the chairman of the meeting may appoint any other person to act as secretary of the meeting.

      Section 2.10   VOTING.

              (a) When a quorum is present at any meeting, the affirmative vote of the holders of shares of stock having a majority of the votes that could be cast by the holders of all shares of stock entitled to vote that are present at such meeting, either in person or by proxy, shall decide any question brought before the meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws a different vote is required, in which case the express provision shall govern and control the decision of the question. When a quorum is present at any meeting of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors.

              (b) Subject to the provisions of the Certificate of Incorporation and the rights of any class of capital stock issued in accordance with the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of the capital stock having voting power held by the stockholder.

              (c) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for the stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later to date.

              (d) The vote on any matter, including the election of directors, need not be by written ballot.

      Section 2.11   INSPECTORS OF ELECTION.

              (a) Before any meeting of stockholders, the board of directors may appoint inspectors of election, who need not be stockholders, to act at that meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting shall appoint inspectors of election upon the demand of any stockholder or the stockholder's proxy present at the meeting and before voting begins. The number of inspectors of election shall be either one, or, upon demand of a stockholder, three, as to be determined in the case of inspectors of election appointed by a vote of the majority of the shares of the voting common stock of the Corporation present and entitled to vote at the meeting, whether in person or by proxy. If there are three inspectors of election, the decision, act, or certification of a majority of those inspectors shall be effective in all respects as the decision, act, or certification of all.

              (b) No person who is a candidate for an office to which the election relates may act as an inspector of election.

              (c) In case any person appointed as an inspector of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors before the meeting is convened, or by the chairman of the meeting during a meeting.

              (d)    If inspectors of election are appointed pursuant to this
Section 2.11, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies. The inspectors of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do those other acts as may be proper to conduct and tally the vote or election with fairness to all stockholders.

              (e) On request of the chairman of the meeting or of any stockholder or the stockholder's proxy, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate setting forth any fact found by them.

      Section 2.12 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as otherwise provided in the Certificate of Incorporation, the holders of common stock of the Corporation may not act without a meeting.

                                  ARTICLE III
                               BOARD OF DIRECTORS

      Section 3.1 POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors, which shall exercise all the powers of the Corporation and do all the lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      Section 3.2    NUMBER, TERM OF OFFICE, AND VACANCIES.

              (a) Subject to the provisions of the Certificate of Incorporation, the board of directors shall consist of not fewer than one (1) nor more than fifteen (15) members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.2(b), and each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

              (b) Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

              (c) Except as otherwise provided for or fixed pursuant to the Certification of Incorporation, any director or the entire board of directors may be removed from office at any time only (i) for cause, and (ii) by the affirmative vote of at least 66 2/3% of the total voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

      Section 3.3 REGULAR AND SPECIAL MEETINGS. The board of directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the state of Delaware. Regular meetings of the board of directors may be held without notice at the time and at the place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman of the board of directors or the president, and the president or secretary shall call a special meeting upon the request of any two directors. Notice may be given personally, by telephone, facsimile, electronic transmission, first class mail, or telegram. If given personally, by telephone, facsimile, electronic transmission, or telegram, the notice shall be given at least 24 hours prior to the meeting. Notice may be given by mail if it is mailed at least five (5) days before the meeting. The notice need not specify the business to be transacted.

      Section 3.4    QUORUM; INTERESTED DIRECTORS.

              (a) At meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business and, except as set forth in the Certificate of Incorporation or in these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

              (b) No contract or transaction shall be void or voidable solely because the contract or transaction is between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest; nor shall any contract or transaction be void or voidable solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof that authorizes the contract or transaction, or solely because his, her, or their votes are counted for the purpose; if:

                     (i) the material facts as to his or her relationship or interest and as to the contract transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

                     (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                     (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

      Section 3.5    COMMITTEES.

              (a) The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees of the board of directors, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided by law and in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation. The committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the board of directors.

              (b) Unless the board of directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member of the committee. At meetings of any committee, a majority of the members or alternate members of the committee shall constitute a quorum for the transaction of business and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

              (c) The committees shall keep regular minutes of their proceedings.


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


      Section 3.6 ACTION OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of the committee, as the case may be, and the written consent is filed with the minutes of proceedings of the board or committee.

      Section 3.7 ATTENDANCE VIA TELECOMMUNICATIONS. The members of the board of directors or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The participation shall constitute presence in person at the meeting for purposes of determining a quorum and for voting.

      Section 3.8 COMPENSATION. The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as a director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                   ARTICLE IV
                           NOTICE - WAIVERS - MEETINGS

      Section 4.1 NOTICE, WHAT CONSTITUTES. Whenever written notice is required to be given to any person under the provisions of the Certificate of Incorporation, these Bylaws, or the General Corporation Law of the state of Delaware, as amended from time to time (the "GCL"), it may be given to that person, either personally or by sending a copy thereof through the mail, or by telegraph, charges prepaid, or by facsimile or electronic transmission to his or her address appearing on the books of the Corporation, or supplied by him or her in writing to the Corporation for the purpose of notice. Except as otherwise expressly set forth in the Certificate of Incorporation, these Bylaws, or the GCL, if the notice is sent by mail it shall be deemed to have been given to the person entitled thereto 48 hours after it is deposited in the United States mail, postage prepaid, return receipt requested, or, if sent by telegraph or electronic transmission, 24 hours after it is deposited with a telegraph office for transmission to the person entitled thereto, or, if sent by facsimile or electronic transmission, 12 hours after it has been transmitted to the person, as the applicable case may be.

      Section 4.2    WAIVER OF NOTICE.

              (a) Whenever any written notice is required to be given under the provisions of the Certificate of Incorporation, these Bylaws, or the GCL, as amended from time to time, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of the notice.

              (b) Attendance of a person (in the case of a stockholder, either in person or by proxy) at any meeting shall constitute a waiver of notice of the meeting, except when a person attends a meeting for the express purpose of objecting to the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V
                                    OFFICERS

      Section 5.1 NUMBER, QUALIFICATIONS, AND RESIGNATION. The officers of the Corporation shall be chosen by the board of directors at its first meeting, and thereafter after each annual meeting of the stockholders. The officers to be elected shall include a president, a vice president, a secretary, and a treasurer. The board of directors may also choose a chief executive officer and one or more vice presidents and additional officers or assistant officers as it may deem advisable. Any number of offices may be held by the same person, except the offices of president and secretary. Officers may, but need not, be directors or stockholders of the Corporation. The board of directors may elect from its membership a chairman of the board of directors and a vice chairman of the board of directors who shall be officers, but only executive officers if so determined by the board of directors, of the Corporation.

      Section 5.2 TERM OF OFFICE. The officers of the Corporation shall hold office at the pleasure of the board of directors. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the board of directors.

      Section 5.3 SUBORDINATE OFFICERS, COMMITTEES, AND AGENTS. The board of directors may elect any other officers and appoint any committees, employees, or other agents as it desires who shall hold their offices for the terms and shall exercise the powers and perform the duties as shall be determined from time to time by the board of directors to be required by the business of the Corporation. The board of directors may delegate to any officer or committee the power to elect subordinate officers and retain or appoint employees or other agents.

      Section 5.4 THE PRESIDENT. Unless the board of directors has designated a chief executive officer pursuant to Section 5.10 hereof, the president shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute on behalf of the Corporation and may affix the seal or cause the seal to be affixed to all instruments requiring the execution, except to the extent the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

      Section 5.5 VICE PRESIDENTS. Vice presidents shall only be executive officers or officers of the Corporation, and the Secretary and Treasurer shall only be executive officers of the Corporation, if they are designated as such by the board of directors. Each executive vice president shall (a) act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president, and (b) perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe. The board of directors may designate one or more officers and may specify the order of seniority of the officers, and in that event, the duties and powers of the president shall descend to the officers in the specified order of seniority.

      Section 5.6 THE SECRETARY. The secretary shall act under the direction of the president. Subject to the direction of the president, the secretary shall attend all meetings of the board of directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the board of directors when required. The secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, and shall perform the other duties as may be prescribed by the president or the board of directors or as are incident to the secretary's office. The secretary shall keep in safe custody the seal of the Corporation, if one exists, and cause it to be affixed to any instrument requiring it.

      Section 5.7 THE ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe.

      Section 5.8 THE TREASURER. The treasurer shall act under the direction of the president. Subject to the direction of the president, the treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the president or the board of directors, taking proper vouchers for the disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. The treasurer shall perform such other duties as may be prescribed by the president or the board of directors or as are incident to his or her office.

      Section 5.9 THE ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe.

      Section 5.10 THE CHIEF EXECUTIVE OFFICER. The board of directors may designate a chief executive officer who shall perform all other duties as from time to time may be requested of him or her by the board of directors. In the absence of the designation, the president shall serve as the chief executive officer.

      Section 5.11 THE CHAIRMAN OF THE BOARD. The chairman of the board of directors, or in his or her absence, the president, shall preside at all meetings of the stockholders and the board of directors, and shall perform all other duties as may from time to time be requested of him or her by the board of directors.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

      Section 6.1 ISSUANCE. The interest of each stockholder in the Corporation shall be evidenced by certificates for shares of stock. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and may bear the corporate seal, which may be a facsimile, engraved, or imprinted, but where the certificate is signed by a transfer agent or registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved, or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer because of death, resignation, or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be an officer because of death, resignation, or otherwise as of the date of its issue.

      Section 6.2 TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered owner thereof, or by his or her duly authorized attorney, with a transfer clerk or transfer agent appointed as provided in Section 6.6 hereof, and upon surrender of the certificate or certificates for the shares properly endorsed and with all taxes thereon paid.

      Section 6.3 SHARE CERTIFICATES. Certificates for shares of the Corporation shall be in the form provided by statute and approved by the board of directors. The share record books and the blank share certificate books shall be kept by the secretary of the Corporation or by any agency designated by the board of directors for that purpose. Every certificate exchanged or returned to the Corporation shall be marked "Canceled," with the date of cancellation noted thereon.

      Section 6.4 RECORD HOLDER OF SHARES. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, the share or shares on the part of any other person. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and that fact is made known to the secretary of the Corporation, or to the Corporation's transfer clerk or transfer agent, an entry of the transfer shall record that fact.

      Section 6.5 LOST, DESTROYED, MUTILATED, OR STOLEN CERTIFICATES. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation, or theft of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to the holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss, destruction, or theft of the certificate, upon satisfactory proof of the loss, destruction, or theft, and, if the board of directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in the form and in the sum, and with the surety or sureties, as the board of directors directs.

      Section 6.6 TRANSFER AGENT AND REGISTRAR. The board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

      Section 6.7 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date, unless otherwise required by law: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty
(60) days prior to such other action. If no record date is fixed, (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is to be held; and (y) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII
                            RIGHT TO INDEMNIFICATION

      Section 7.1 RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The Corporation shall not be obligated to indemnify an indemnitee (a) with respect to a proceeding (or part thereof) initiated or brought voluntarily by such indemnitee and not by way of defense; (b) for any amounts paid in settlement of an action indemnified against by the Corporation without the proper written consent of the Corporation; or (c) in connection with any event in which the indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

      Section 7.2 PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VII or otherwise.

      Section 7.3 CLAIMS. If a claim for indemnification or payment of expenses under this Article VII is not paid within sixty (60) days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

      Section 7.4 NONEXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

      Section 7.5 OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify and advance expenses to any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit enterprise.

      Section 7.6 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE VIII
                                   AMENDMENTS

      In addition to any affirmative vote required by law, any alteration, amendment, repeal, or rescission of any provision of these Bylaws may be adopted
(a) by the board of directors; or (b) by the stockholders only at an annual or special meeting by the vote of the holders of record of at least 66 2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 9.1 RESERVES. There may be set aside out of any funds of the Corporation available for dividends the sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any reserve.

      Section 9.2 AUTHORIZED SIGNER. All checks or demands for money and notes of the Corporation shall be signed by the officer or officers or the other person or persons as the board of directors may from time to time designate by resolution.

      Section 9.3 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.


      Section 9.4 CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or in any other manner reproduced.

      Section 9.5 SEVERABILITY. If any provision of these Bylaws shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, the validity, legality, and enforceability of the remaining provisions of these Bylaws shall not in any way be affected or impaired thereby, and to the fullest extent possible the provisions of these Bylaws shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

                                  Certification



      I hereby certify that the foregoing Bylaws were adopted at a meeting of the board of directors on May 7, 2003.



                                         /s/ Wayne A. Pratt
                                         -------------------------------------
                                         Wayne A. Pratt, Secretary




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